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                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.



Date of Report (Date of earliest event reported)   August 30, 1999
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                        Mahoning National Bancorp, Inc.
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             (Exact name of registrant as specified in its charter)

Ohio                                   0-20255                   34-1692031
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(State or other jurisdiction     (Commission file            (IRS employer
of incorporation)                     number)                identification no.)

                     23 Federal Plaza Youngstown, Ohio 44501
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                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (330) 742-7000
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                                      N/A
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          (Former name or former address, if changed since last report)





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Mahoning National Bancorp, Inc.
Form 8-K





                         MAHONING NATIONAL BANCORP, INC.
                                      INDEX





ITEM 5 - Other Matters

SIGNATURES

Exhibit 99 - Text of Press Release, dated August 30, 1999, issued by Mahoning National Bancorp, Inc.




















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Mahoning National Bancorp, Inc.
Form 8-K




Item 5 - Other Matters

On August 30, 1999, at a special meeting of the shareholders of Mahoning National Bancorp, Inc., the shareholders approved the merger with Sky Financial Group, Inc. It is anticipated the merger will close November 1, 1999, subject to satisfaction of customary closing conditions.

The following are the results of the Mahoning National Bancorp, Inc. shareholder vote for the proposal to approve and adopt the Agreement and Plan of Merger by and between Sky Financial Group, Inc. and Mahoning National Bancorp, Inc., providing for the merger of Mahoning Bancorp with and into Sky Financial:

                  For       4,042,106
                  Against     213,026
                  Abstain      38,235

Under the agreement, Mahoning National Bancorp, Inc. shareholders will receive
1.66 shares of Sky Financial common stock for each share of Mahoning National common stock in a tax free exchange.

Mahoning National Bancorp, Inc., with headquarters in Youngstown, Ohio, and assets of approximately $825 million, is the parent of Mahoning National Bank of Youngstown, a full service bank also providing trust and financial services.








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Mahoning National Bancorp, Inc.
Form 8-K




                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               Mahoning National Bancorp, Inc.


Dated: August 31, 1999                             /s/ Norman E. Benden, Jr.
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                                               Norman E. Benden, Jr.,
                                               Secretary & Treasurer